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                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934
Filed by the Registrant   [ X ]

Filed by a Party other than the Registrant   [   ]

Check the appropriate box:

[   ]    Preliminary Proxy Statement

[   ]    Confidential, for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2))

[ X ]    Definitive Proxy Statement

[   ]    Definitive Additional Materials

[   ]    Soliciting Material Pursuant to Section  240.14a-11(c) or Section
         240.14a-12

                                 MBf USA, INC.
                (Name of Registrant as Specified In Its Charter
                 and Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[   ]    $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.

[   ]    $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).

[   ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         (1)     Title of each class of securities to which transaction applies:

         (2)     Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)     Proposed maximum aggregate value of transaction:

         (5)     Total fee paid:

[ X ]  Fee paid previously with preliminary materials.

[   ]  Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)     Amount Previously Paid:  N/A

         (2)     Form Schedule or Registration Statement No.:  N/A

         (3)     Filing Party:  N/A

         (4)     Date Filed:  N/A
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                                 MBf USA, INC.
                               500 PARK BOULEVARD
                             ITASCA, ILLINOIS 60143



                AMENDED NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                 POSTPONING ANNUAL MEETING TO DECEMBER 18, 1995


To the Shareholders of MBf USA, INC.:

        Notice is hereby given that the annual meeting of shareholders (the "Meeting" or the "Annual Meeting") of MBf USA, INC., an Oklahoma corporation (the "Company"), formerly scheduled to be convened on December 11, 1995, will now be convened at the Wyndham Hotel, 400 Park Boulevard, Itasca, Illinois 60143, on December 18, 1995, at 8:30 a.m. Central Standard Time (the "Meeting Date"). All holders of Common Stock, par value $.01 per share, and Series A Convertible Common Stock, par value $.01 per share of the Company (the "Shareholders") are entitled to attend the Meeting. The Company is soliciting proxies, pursuant to the Proxy Statement dated November 22, 1995 which was previously mailed to Shareholders on or about November 27, 1995, as amended in the amendment which accompanies this Amended Notice, for use at the Annual Meeting on the Meeting Date. The Company expects that a quorum will be present on the Meeting Date and that the proposals to be considered by the Shareholders will be:

  (1) To elect six (6) Class A Directors and two (2) Class B Directors to hold office until the next annual meeting of Shareholders or until their respective successors are elected and qualified;

  (2) To concur in the selection of Arthur Andersen LLP as the Company's independent public accountants for the year 1995; and

  (3) To consider and vote on a proposal to reincorporate the Company as a Maryland corporation by merger of the Company into a newly formed, wholly-owned subsidiary of the Company incorporated in Maryland; and

  (4) To transact any other business as may properly come before the Meeting, or any adjournment or postponement thereof.

        Only Shareholders of record at the close of business on October 30, 1995, are entitled to receive notice of the Meeting and to vote at the Meeting or any adjournment or postponement thereof (the "Eligible Holders"). A list of Eligible Holders will be available for inspection at the Company's office for at least 10 days prior to the Meeting.

        All Shareholders are cordially invited to attend the Annual Meeting. Those who cannot attend are urged to sign, date and otherwise complete the proxy previously mailed to Shareholders and return it promptly in the envelope previously provided. Any Shareholder giving a proxy has the right to revoke it at any time before it is voted.

                                By order of the Board of Directors:


                                Stephen Tan
                                Secretary

Itasca, Illinois
November 27, 1995
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              Amendment to Proxy Statement dated November 22, 1995
                                      for
  Annual Meeting of Shareholders of MBf USA, Inc. to be held December 18, 1995

        This amendment to the proxy statement (the "Amendment to Proxy Statement") is furnished to all holders of record as of the close of business on October 30, 1995 of Common Stock, par value $.01 per share (the "Common Stock"), and Series A Convertible Common Stock, par value $.01 per share (the "Series A Common Stock") (the "Shareholders") of MBf USA, Inc., an Oklahoma corporation (the "Company"), in connection with the solicitation of proxies by and on behalf of the Company's Board of Directors (the "Directors" or the "Board") to be voted at the annual meeting of Shareholders (the "Meeting" or the "Annual Meeting") or any adjournment or postponement thereof. The Annual Meeting will now be convened on December 18, 1995, at approximately 8:30 a.m. Central Standard Time (the "Meeting Date"). This Amendment to Proxy Statement is first being mailed or otherwise delivered to Shareholders on or about November 28, 1995.

Paragraphs 1, 4 and 6 of Section 3 appearing at page 7 of the Proxy Statement are hereby amended and restated to read as follows:

3.  REINCORPORATION IN MARYLAND

    PARAGRAPH 1:

        The Board has unanimously approved the Reincorporation pursuant to which the Company's state of incorporation will be changed from Oklahoma to Maryland. Prior to the Reincorporation, the Company intends to effect a reverse stock split to be effective as of December 15, 1995 (the "Reverse Split") such that all Shareholders of Common Stock and Series A Common Stock will receive one share for each ten shares held and there being no rights to purchase Series A Common Stock outstanding, all rights to purchase Common Stock shall be adjusted to reflect said Reverse Split, which management believes will result in an increase in the per share market price in the Company's Common Stock. Management does not expect the per share price to increase commensurately with the stock split. If the price per share does increase, it will assist in maintaining the inclusion of the Company's Common Stock for quotation in the Nasdaq SmallCap Market System. The Reverse Split does not require approval by the Company's Shareholders. The merger documents provide that if and to the extent the Reverse Split shall, for any reason, be deemed not to have been effective with respect to any shares or rights to purchase shares, the Reincorporation shall have the effect of a one for ten stock split such that upon completion of the Reverse Split and/or the Reincorporation, Shareholders of the Company thus will hold one share of stock of MBf USA, Inc., a wholly-owned Maryland subsidiary (the "Maryland Sub") for every ten shares of stock of the Company and/or the rights to purchase shares will be adjusted, such that each holder thereof shall have the right to purchase one share of Common Stock of the Maryland Sub in exchange for the right to purchase ten shares of Common Stock of the Company. See "Certain Relationships and Related Transactions."





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        PARAGRAPH 4:

        Following the Reverse Split and the Reincorporation, previously outstanding Company stock certificates will constitute "good delivery" in connection with sales through a broker, or otherwise, of Maryland Sub Common Stock. Shares of the Maryland Sub Common Stock will be quoted in the Nasdaq SmallCap Market System under the symbol "MBFAC." Upon completion of the Reverse Split and the Reincorporation, the number of authorized shares of the Maryland Sub will consist of 4,000,000 shares of Common Stock, $0.01 par value per share (the "Common Stock") and 1,252,537.4 shares of Series A Convertible Common Stock, $0.01 par value per share (the "Series A Common Stock").

        PARAGRAPH 6:

        The Board has concluded that the benefit from the corporate governance provisions of the Maryland Statutes of the Reincorporation and the effect the Reverse Split should have in allowing the Company's Common Stock to continue to be quoted in the Nasdaq Small Cap Market System, make the Reincorporation advantageous to Shareholders.

        There are no changes to the remainder of the Proxy Statement.




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